DATE:         August 4, 1997
TO:           Bill Brink, Andy Goletz
FROM:         Mike Noack
CC:           John Fanelli, Steve Callahan, Steve Ingram
RE:           Change Order Freeze

overview

       The Alliance and ISO Project Management are recommending a multiple release strategy throughout 1998 to address additional functionality requests related to the SI/SA/BBS subsystems.

Scope

       The Alliance needs to focus their time on completing already committed work. In order to save time in the short term, the only changes that will be implemented prior to 1/1/98 will fall into one of the following categories:

                1. When a significant functional gap between the Tariff and DSOW is found and cannot be resolved by amending the Tariff and a temporary solution is not sufficient.

                2. When a significant functional gap is identified during
                   integration testing.

____Requirements identified as falling into the above categories need to be addressed immediately.

       Those requirements that do not fall into the above categories will be processed in September as part of a 1998 release of the relevant software component.

Process

       All proposed functionality changes will follow the following process (continued on next page):